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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 of our report dated March 26, 1996, on our audit of the financial statements of Medcross, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."



                           /s/ COOPERS & LYBRAND L.L.P.



Tampa, Florida
December 12, 1996

17130011.428